Exhibit 99.1

QHSLAB, INC. (OTCQB: USAQ)

Shareholder Update – May 26, 2026

Dear Shareholders,

As we continue building QHSLab, a scalable digital healthcare infrastructure company for primary care practices, we wanted to provide shareholders with updates regarding several recent important operational and strategic business performance, market expansion initiatives, and upcoming investor visibility opportunities.

April 2026 Unaudited Revenue Update

QHSLab is pleased to report that unaudited revenue for April 2026 was approximately $325,889, compared to $207,538 during the same period in 2025, representing year-over-year growth of approximately 57%.

This continued growth reflects increasing utilization of the Company’s digital medicine platform, ongoing expansion of the integrated service program (ISP), and continued demand from physician practices seeking operationally integrated patient engagement and reimbursement solutions.

The Company remains focused on expanding recurring revenue opportunities through practice activation, improved assessment completion rates, and broader adoption of Q-Connect within primary care environments.

Introduction of the QHS Practice Access Network (PAN)

QHSLab is also introducing a new growth initiative developed internally which is now market ready known as the QHS Practice Access Network (PAN), a nationwide independent representative initiative designed to accelerate adoption of the Company’s Q-Connect platform.

The program is built around a relationship-driven market access strategy that leverages highly connected healthcare professionals, consultants, and medical industry representatives who already maintain trusted relationships with physician owners, practice administrators, and healthcare decision-makers.

Unlike traditional cold-call sales models, the PAN initiative is designed to create warm introductions into qualified practices, reduce customer acquisition friction, improve onboarding efficiency, and accelerate operational activation of new accounts.

Management believes healthcare adoption continues to be heavily influenced by trust, reputation, and existing professional relationships, particularly within independent and regional primary care groups. By utilizing independent representatives who already possess deep physician relationships and operational familiarity, the Company believes it can significantly improve the pace and efficiency of new practice opportunities entering the QHSLab pipeline.

The PAN initiative is intended to complement the Company’s internal sales and implementation teams by focusing resources on pre-qualified opportunities while simultaneously expanding national market reach.

Planet MicroCap Conference June 16-18, 2026

QHSLab is pleased to announce that the Company will be presenting at the 2026 Planet MicroCap Showcase, one of the leading conferences focused on connecting emerging growth public companies with institutional and retail investors.

Participation in the Planet MicroCap conference provides an important opportunity to increase investor awareness, expand visibility within the microcap investment community, and communicate the Company’s evolving digital health growth strategy to new potential shareholders and strategic market participants.

The event brings together public company executives, investors, analysts, and industry participants focused on identifying emerging growth opportunities across multiple sectors, including healthcare technology and digital health.

As QHSLab continues executing its growth initiatives, management remains focused on expanding operational scale, increasing recurring revenue opportunities, strengthening physician adoption, and building long-term shareholder value.

We appreciate the continued support of our shareholders and look forward to providing additional updates in the coming months.

Sincerely,

Troy Grogan

President & Chief Executive Officer

About QHSLab

QHSLab, Inc. (OTCQB: USAQ) is a scalable digital health infrastructure company supporting independent primary care practices through workflow-integrated digital screening, clinical decision support, and care management services. The Company’s platform is designed to help physicians identify and manage underdiagnosed behavioral health and chronic conditions while supporting reimbursable clinical activities that occur both during and outside traditional office visits. QHSLab generates revenue primarily through recurring service fees from participating medical practices. The Company also operates an allergy diagnostics and treatment service line under the AllergiEnd® brand. Learn more at www.qhslab.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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